Exhibit 10.1

PURCHASE AGREEMENT

SMALL BUSINESS LENDING FUND – SECURITIES PURCHASE AGREEMENT

	MVB FINANCIAL CORP.		0411

	Name of Company		SBLF No.
301 Virginia Avenue			corporation

Street Address for Notices		Organizational Form (e.g., corporation, national bank)
26554-
Fairmont	WV	2777	West Virginia

City	State	Zip Code	Jurisdiction of Organization
Eric Tichenor			FDIC

Name of Contact Person to Receive Notices			Appropriate Federal Banking Agency
(304) 366-8600	(304) 367-8686		September 8, 2011

Fax Number for Notices	Phone Number for Notices		Effective Date

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the Effective Date set forth above (the “Signing Date”) between the Secretary of the Treasury

(“Treasury”) and the Company named above (the “Company”), an entity existing under the laws of the Jurisdiction of Organization stated above in the Organizational Form stated above. The Company has elected to participate in Treasury’s Small Business Lending Fund program

(“SBLF”). This Agreement contains the terms and conditions on which the Company intends to issue preferred stock to Treasury, which Treasury will purchase using SBLF funds.

This Agreement consists of the following attached parts, all of which together constitute the entire agreement of Treasury and the Company (the “Parties”) with respect to the subject matter hereof, superseding all prior written and oral agreements and understandings between the Parties with respect to such subject matter:

Annex A:	Information Specific to	Annex G:	Form of Officer’s Certificate
	the Company and the Investment	Annex H:	Form of Supplemental Reports
Annex B:	Definitions	Annex I:	Form of Annual Certification
Annex C:	General Terms and Conditions	Annex J:	Form of Opinion
Annex D:	Disclosure Schedule	Annex K:	Form of Repayment Document
Annex E:	Registration Rights
Annex F:	Form of Certificate of Designation

This Agreement may be executed in any number of counterparts, each being deemed to be an original instrument, and all of which will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or electronic mail attachment.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the Effective Date.

THE SECRETARY OF THE TREASURY		MVB FINANCIAL CORP.

By:	/s/ Don Graves	By:	/s/ Larry F. Mazza

Name:	Don Graves	Name:	Larry F. Mazza

Title:	Deputy Assistant Secretary	Title:	President

ANNEX A

INFORMATION SPECIFIC TO THE COMPANY AND THE INVESTMENT

Purchase Information

Terms of the Purchase:

Series of Preferred Stock Purchased:	Senior Non-Cumulative Perpetual
Preferred Stock, Series A
Per Share Liquidation Preference of Preferred Stock:	$1,000 per share

Number of Shares of Preferred Stock Purchased:	8,500

Dividend Payment Dates on the Preferred Stock:	Payable quarterly in arrears on
January 1, April 1, July 1 and
October 1 of each year.
Purchase Price:	$8,500,000

Closing:

Location of Closing:	Fox, Hefter,		Swibel,	Levin &
Carroll, LLP
	200	W.	Madison	Street,
Suite,3000
Chicago, IL 60606
Time of Closing:	10:00 a.m.

Date of Closing:	September 8, 2011

Redemption Information

(Only complete if the Company was a CPP or CDCI participant; leave blank otherwise.)

Prior Program:

CPP CDCI

Series of Previously Acquired Preferred Stock:

Number of Shares of Previously Acquired Preferred Stock:

Repayment Amount:

Annex A (Information Specific to the Company and the Investment)

MVB Financial Corp. SBLF No. 0411 Page 1

Residual Amount:

Matching Private Investment Information

Treasury investment is contingent on the Company raising		Yes
Matching Private Investment (check one):
	_X_	No
If Yes, complete the following (leave blank otherwise):
Aggregate Dollar Amount of Matching Private Investment
Required:
Aggregate Dollar Amount of Matching Private Investment
Received:
Class of securities representing Matching Private
Investment:
Date of issuance of Matching Private Investment:

Annex A (Information Specific to the Company and the Investment) MVB Financial Corp. SBLF No. 0411 Page 2

ANNEX B DEFINITIONS

     1. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

     “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

     “Application Date” means the date of the Company’s completed application to participate in SBLF.

     “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company or such Company Subsidiaries, as applicable, as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)). The Appropriate Federal Banking Agency is identified on the cover page of this Agreement.

     “Appropriate State Banking Agency” means, if the Company is a State-chartered bank, the Company’s State bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(q).

     “Bank Holding Company” means a company registered as such with the Federal Reserve pursuant to 12 U.S.C. §1842 and the regulations of the Federal Reserve promulgated thereunder.

     “Call Report” has the meaning assigned thereto in Section 4102(4) of the SBJA. If the Company is a Bank Holding Company or a Savings and Loan Holding Company, unless the context clearly indicates otherwise: (a) the term “Call Report” shall mean the Call Report(s) (as defined in Section 4102(4) of the SBJA) of the IDI Subsidiary(ies); and (b) if there are multiple IDI Subsidiaries, all references herein or in any document executed or delivered in connection herewith (including the Certificate of Designation, the Initial Supplemental Report and all Quarterly Supplemental Reports) to any data reported in a Call Report shall refer to the aggregate of such data across the Call Reports for all such IDI Subsidiaries.

     “CDCI” means the Community Development Capital Initiative, as authorized under the Emergency Economic Stabilization Act of 2008.

     “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or condition (financial or otherwise) of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the Signing Date in general

Annex B (Definitions)

business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the Signing Date in GAAP, or authoritative interpretations thereof, or (C) changes or proposed changes after the Signing Date in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations); or (ii) the ability of the Company to consummate the Purchase and other transactions contemplated by this Agreement and perform its obligations hereunder and under the Certificate of Designation on a timely basis and declare and pay dividends on the Dividend Payment Dates set forth in the Certificate of Designations.

     “CPP” means the Capital Purchase Program, as authorized under the Emergency Economic Stabilization Act of 2008.

     “Disclosure Schedule” means that certain schedule to this Agreement delivered to Treasury on or prior to the Signing Date, setting forth, among other things, items the disclosure of which is necessary or appropriate in response to an express disclosure requirement contained in a provision hereof. The Disclosure Schedule is contained in Annex D of this Agreement.

     “Executive Officers” means the Company's “executive officers” as defined in 12 C.F.R. § 215.2(e)(1) (regardless of whether or not such regulation is applicable to the Company).

“Federal Reserve” means the Board of Governors of the Federal Reserve System. “GAAP” means generally accepted accounting principles in the United States. “General Terms and Conditions” and “General T&C” each mean Annex C of this

Agreement.

“IDI Subsidiary” means any Company Subsidiary that is an insured depository institution.

     “Junior Stock” means Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Company.

     “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after reasonable and due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act) of the Company.

Annex B (Definitions)

     “Matching Private Investment-Supported,” when used to describe the Company (if applicable), means the Company’s eligibility for participation in the SBLF program is conditioned upon the Company or an Affiliate of the Company acceptable to Treasury receiving Matching Private Investment, as contemplated by Section 4103(d)(3)(B) of the SBJA.

     “Original Letter Agreement” means, if applicable, the Letter Agreement (and all terms incorporated therein) pursuant to which Treasury purchased from the Company, and the Company issued to Treasury, the Previously Acquired Preferred Shares (or warrants exercised to acquire the Previously Acquired Preferred Shares or the securities exchanged for the Previously Acquired Preferred Stock).

     “Oversight Officials” means, interchangeably and collectively as context requires, the Special Deputy Inspector General for SBLF Program Oversight, the Inspector General of the Department of the Treasury, and the Comptroller General of the United States.

     “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

     “Preferred Shares” means the number of shares of Preferred Stock identified in the “Purchase Information” section of Annex A opposite “Number of Shares of Preferred Stock Purchased.”

     “Preferred Stock” means the series of the Company’s preferred stock identified in the “Purchase Information” section of Annex A opposite “Series of Preferred Stock Purchased.”

     “Previously Acquired Preferred Shares” means, if the Company participated in CPP or CDCI, the number of shares of Previously Acquired Preferred Stock identified in the “Redemption Information” section of Annex A opposite “Number of Shares of Previously Acquired Preferred Stock.”

     “Previously Acquired Preferred Stock” means, if the Company participated in CPP or CDCI, the series of the Company’s preferred stock identified in the “Redemption Information” section of Annex A opposite “Series of Previously Acquired Preferred Stock.”

     “Previously Disclosed” means information set forth on the Disclosure Schedule or the Disclosure Update, as applicable; provided, however, that disclosure in any section of such Disclosure Schedule or Disclosure Update, as applicable, shall apply only to the indicated section of this Agreement; provided, further, that the existence of Previously Disclosed information, pursuant to a Disclosure Update, shall neither obligate Treasury to consummate the Purchase nor limit or affect any rights of or remedies available to Treasury.

     “Prior Program” means (a) CPP, if the Company is a participant in CPP immediately prior to the Closing, or (b) CDCI, if the Company is a participant in CDCI immediately prior to the Closing.

Annex B (Definitions)

     “Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

     “Purchase” means the purchase of the Preferred Shares by Treasury from the Company pursuant to this Agreement.

“Repayment” means the repurchase set forth in the Repayment Document.

     “Repayment Amount” means, if the Company participated in CPP or CDCI, the aggregate amount payable by the Company as of the Closing Date to redeem the Previously Acquired Preferred Stock in accordance with its terms, which amount is set forth in the “Redemption Information” section of Annex A.

     “Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision or any successor thereto pursuant to 12 U.S.C. §1467(a) and the regulations of the Office of Thrift Supervision promulgated thereunder.

“SBJA” means the Small Business Jobs Act of 2010, as it may be amended from time to time.

     “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (A) of which such person or a subsidiary of such person is a general partner or (B) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

     “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition imposed by any Governmental Entity.

     “Total Assets” means, with respect to an insured depository institution, the total assets of such insured depository institution.

      “Total Risk-Weighted Assets” means, with respect to an insured depository institution, the risk-weighted assets of such insured depository institution.

“Warrant” has the meaning set forth in the Repayment Document.

     2. Index of Definitions. The following table, which is provided solely for convenience of reference and shall not affect the interpretation of this Agreement, identifies the location where capitalized terms are defined in this Agreement:

Annex B (Definitions)

Location of
Term	Definition

Affiliate	Annex B, §1
Agreement	Cover Page
Appropriate Federal Banking Agency	Annex B, §1
Appropriate State Banking Agency	Annex B, §1
Bank Holding Company	Annex B, §1
Bankruptcy Exceptions	General	T&C,	§2.5(a)
Board of Directors	General	T&C,	§2.6
Business Combination	General	T&C,	§5.8
business day	General T&C, §5.12
Call Report	Annex B, §1
Capitalization Date	General	T&C,	§2.2
CDCI	Annex B, §1
Certificate of Designation	General	T&C,	§1.3(d)
Charter	General	T&C,	§1.3(d)
Closing	General	T&C,	§1.2(a)
Closing Date	General	T&C,	§1.2(a)
Closing Deadline	General	T&C,	§5.1(a)(i)
Code	General	T&C,	§2.14
Common Stock	General	T&C,	§2.2
Company	Cover Page
Company Financial Statements	General	T&C,	§1.3(i)
Company Material Adverse Effect	Annex B, §1
Company Reports	General	T&C,	§2.9
Company Subsidiary; Company Subsidiaries	General	T&C,	§2.5(b)
control; controlled by; under common control with	Annex B, §1
CPP	Annex B, §1
Disclosure Schedule	Annex B, §1
Disclosure Update	General	T&C,	§1.3(h)
ERISA	General	T&C,	§2.14
Exchange Act	General	T&C,	§4.3
Federal Reserve	Annex B, §1
GAAP	Annex B, §1
Governmental Entities	General	T&C,	§1.3(a)
Holders	General	T&C,	§4.4(a)
Indemnitee	General	T&C,	§4.4(b)
Information	General	T&C,	§3.1(c)(iii)
Initial Supplemental Report	General	T&C,	§1.3(j)
Treasury	Cover Page
Junior Stock	Annex B, §1
knowledge of the Company; Company’s knowledge	Annex B, §1
Matching Private Investment	General	T&C,	§1.3(l)
Matching Private Investment-Supported	Annex B, § 1
Matching Private Investors	General T&C, §1.3(l)
officers	Annex B, §1

Annex B (Definitions)

Parity Stock	Annex B, §1
Parties	Cover Page
Plan	General	T&C,	§2.14
Preferred Shares	Annex B,	§1
Preferred Stock	Annex B,	§1
Previously Acquired Preferred Shares	Annex B, §1
Previously Acquired Preferred Stock	Annex B, §1
Previously Disclosed	Annex B,	§1
Prior Program	General	T&C,	§1.2(c)
Proprietary Rights	General	T&C,	§2.21
Purchase	Annex B,	§1
Purchase Price	General	T&C,	§1.1(a)
Regulatory Agreement	General	T&C,	§2.19
Related Party	General T&C, §2.25
Repayment Document	General	T&C,	§1.2(b)(ii)(E)
Residual Amount	General	T&C,	§1.2(b)(ii)(B)
Savings and Loan Holding Company	Annex B, §1
SBJA	Annex B, §1
SBLF	Cover Page
SEC	General T&C, §2.11
Securities Act	General	T&C,	§2.1
Signing Date	Cover Page
subsidiary	Annex B, §1
Quarterly Supplemental Report	General	T&C,	§3.1(d)(i)
Tax; Taxes	Annex B, §1
Transfer	General	T&C,	§4.3

     3. Defined Terms in Annex K. Except for defined terms in Annex K that are expressly cross-referenced in another part of this Agreement, terms defined in Annex K are defined therein solely for purposes of Annex K and are not applicable to other parts of this Agreement.

Annex B (Definitions)

ANNEX H

FORM OF SUPPLEMENTAL REPORTS

[SEE ATTACHED FORM OF INITIAL SUPPLEMENTAL REPORT]

Annex H (Form of Supplemental Reports) Page 1

[SEE ATTACHED FORM OF QUARTERLY SUPPLEMENTAL REPORT]

Annex H (Form of Supplemental Reports) Page 2

ANNEX I FORM OF ANNUAL CERTIFICATION

ANNUAL CERTIFICATION

OF

[COMPANY]

     In connection with that certain Securities Purchase Agreement, dated [____________], 2011 (the “Agreement”) by and between [COMPANY] (the “Company”) and the Secretary of the Treasury (“Treasury”), the undersigned does hereby certify as follows:

1.	I am a duly elected/appointed [____________] of the Company.

2.	For each loan originated by the Company or any of its Affiliates that was funded in whole or in part using funds from the Purchase Price, the Company has obtained from the business to which it made such loan a written certification that no principal of such business has been convicted of a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act, 42 U.S.C. §16911). The Company shall retain all such certifications in accordance with standard recordkeeping practices established by the Appropriate Federal Banking Agency.

     3. The Company is in compliance with the requirements of Section 103.121 of title 31, Code of Federal Regulations.

     The foregoing certifications are made and delivered as of [_________] pursuant to Section 3.1(d)(iii) of Annex C of the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

[SIGNATURE PAGE FOLLOWS]

Annex I (Form of Annual Certification) Page 1

     IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as of the [__] day of [__________], 20[__].

[COMPANY]

By: ____________________________________ Name: Title:

Annex I (Form of Annual Certification) Page 2

ANNEX J FORM OF OPINION

      (a) The Company has been duly formed and is validly existing as a [TYPE OF ORGANIZATION] and is in good standing under the laws of the jurisdiction of its organization. The Company has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being conducted.

     (b) The Company has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of [_____________], [_____________] and [_____________].

     (c) The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement, the Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of Preferred Stock issued on the Closing Date with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

     (d) The Company has the corporate power and authority to execute and deliver the Agreement and to carry out its obligations thereunder (which includes the issuance of the Preferred Shares).

     (e) The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company, including, without limitation, by any rule or requirement of any national stock exchange.

     (f) The Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (g) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder (i) do not require any approval by any Governmental Entity to be obtained on the part of the Company, except those that have been obtained, (ii) do not violate or conflict with any provision of the Charter, (iii) do not violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of its organizational documents or under any agreement, contract, indenture, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, license,

Annex J (Form of Opinion)

instrument, obligation, purchase or sales order, or other commitment, whether oral or written, to which it is a party or by which it or any of its properties is bound or (iv) do not conflict with, breach or result in a violation of, or default under any judgment, decree or order known to us that is applicable to the Company and, pursuant to any applicable laws, is issued by any Governmental Entity having jurisdiction over the Company.

     (h) Other than the filing of the Certificate of Designation with the [Secretary of State] of its jurisdiction of organization or other applicable Governmental Entity, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase.

     (i) The Company is not nor, after giving effect to the issuance of the Preferred Shares pursuant to the Agreement, would be on the date hereof an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Annex J (Form of Opinion)

ANNEX K FORM OF REPAYMENT DOCUMENT

UNITED STATES DEPARTMENT OF THE TREASURY 1500 PENNSYLVANIA AVENUE, NW

WASHINGTON, D.C. 20220

Dear Ladies and Gentlemen:

     Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, at the Closing, the Company issued to the Investor the number of shares of the series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant (the “Warrant”) to purchase the number of shares of [To be included for private issuers: the series of its preferred stock set forth on Schedule A hereto (such shares, the “Warrant Shares”), which was exercised by the Investor at Closing.] [To be included for public issuers: its common stock set forth on Schedule A hereto.]

     In connection with the consummation of the repurchase (the “Repurchase”) by the Company from the Investor, on the date hereof, of the number of Preferred Shares listed on Schedule A hereto (the “Repurchased Preferred Shares”) [To be included for private issuers who are repurchasing some or all of the Warrant Shares: and the number of Warrant Shares listed on Schedule A hereto (the “Repurchased Warrant Shares”)], as permitted by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009:

     (a) The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Preferred Shares; [and]

     (b) The Investor hereby acknowledges receipt from the Company of a wire transfer for the account of the Investor in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Preferred Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof;

      [Paragraphs (c) and (d) to be included for private issuers who are repurchasing some or all of the Warrant Shares: (c) The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Warrant Shares; [and]

     (d) The Investor hereby acknowledges receipt from the Company of a wire transfer for the account of the Investor in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Warrant Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof [; and]]

     [Paragraph (e) to be included for private issuers who are repurchasing less than all of the Warrant Shares: (e) The Investor hereby acknowledges receipt from the Company of a share certificate for the number of Warrant Shares set forth on Schedule A hereto, equal to the difference between the Warrant Shares represented by the certificate referenced in clause (c) above and the Repurchased Warrant Shares.]

     [To be included for public issuers: The Investor and the Company hereby agree that, notwithstanding Section 4.4 of the Securities Purchase Agreement, immediately following consummation of the Repurchase, but subject to compliance with applicable securities laws, the Investor shall be permitted to Transfer all or a portion of the Warrant with respect to, and/or exercise the Warrant for, all or a portion of the number of shares of Common Stock issuable thereunder, at any time and without limitation, and Section 4.4 of the Securities Purchase Agreement shall be deemed to be amended in order to permit the foregoing. The Company shall take all steps as may be reasonably requested by the Investor to facilitate any such Transfer.

     In addition, the Company agrees that in the event it elects to repurchase the Warrant, it shall deliver to the Investor within 15 calendar days of the date hereof a notice of intent to repurchase the Warrant, which notice shall be in accordance with Section 4.9(b) of the Securities Purchase Agreement (the “Warrant Repurchase Notice”). In the event the Company does not deliver the Warrant Repurchase Notice to the Investor within 15 calendar days of the date hereof, the Investor hereby provides notice, pursuant to Section 4.5(p) of the Securities Purchase Agreement, of its intention to sell the Warrant, such notice to be effective as of the first day following the end of such 15-day period.

     In the event that the Company delivers a Warrant Repurchase Notice and the Company and the Investor fail to agree on the Fair Market Value of the Warrant pursuant to the procedures (including the Appraisal Procedure), and in accordance with the time periods, set forth in Section 4.9(c) of the Securities Purchase Agreement or the Company revokes the delivery of such Warrant Repurchase Notice, then the Investor hereby provides notice of its intention to sell the Warrant.]

     This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered

[Remainder of this page intentionally left blank]

     In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By: ____________________________________ Name: Title:

COMPANY: _________________________

By: ____________________________________ Name: Title:

SCHEDULE A [Version to be used by public issuers]

General Information:

Date of Letter Agreement incorporating the
Securities Purchase Agreement:

Name of the Company:

Corporate or other organizational form of the
Company:

Jurisdiction of organization of the Company:

Number and series of preferred stock issued
to the Investor at the Closing:

Number of Initial Warrant Shares:

Terms of the Repurchase:

Number of Preferred Shares repurchased by the
Company:

Share certificate number (representing the Preferred
Shares previously issued to the Investor at the
Closing):

Per share Liquidation Amount of Preferred Shares:

Accrued and unpaid dividends on Preferred Shares:

Aggregate purchase price for Repurchased Preferred
Shares:

Investor wire information for payment of purchase price: ABA Number:

Bank: Account Name: Account Number:

SCHEDULE A [Version to be used by private issuers]

General Information:

Date of Letter Agreement incorporating the
Securities Purchase Agreement:

Name of the Company:

Corporate or other organizational form of the
Company:

Jurisdiction of organization of the Company:

Number and series of preferred stock issued
to the Investor at the Closing (Preferred
Shares):

Number and series of preferred stock
underlying the Warrant issued to the Investor
at the Closing (Warrant Shares):

Terms of the Repurchase of Preferred Shares:

Number of Preferred Shares purchased by the
Company:

Share certificate number (representing the Preferred
Shares previously issued to the Investor at the
Closing):

Per share Liquidation Amount of Preferred Shares:

Accrued and unpaid dividends on Preferred Shares:

Aggregate purchase price for Repurchased Preferred
Shares:

[To be included for private issuers who are repurchasing some or all of the Warrant Shares: Terms of the Repurchase of the Warrant Shares:

Number of Warrant Shares purchased by the Company:

Share certificate (representing the Warrant Shares previously issued to the Investor at the Closing):

Per share Liquidation Amount of Warrant Shares:

Accrued and unpaid dividends on Warrant Shares;

Aggregate purchase price for Repurchased Warrant Shares:

[To be included for issuers who are repurchasing less than all of the Warrant Shares: Difference between the Warrant Shares and the Repurchased Warrant Shares:] ]

Investor wire information for payment of purchase price:	ABA Number:
Bank:
Account Name:
Account Number:
Beneficiary:

Number and series of preferred stock issued to the Investor at the Closing (Preferred Shares):

Number and series of preferred stock underlying the Warrant issued to the Investor at the Closing (Warrant Shares):

Terms of the Repurchase of Preferred Shares:

Number of Preferred Shares purchased by the Company:

Share certificate number (representing the Preferred Shares previously issued to the Investor at the Closing):

Per share Liquidation Amount of Preferred Shares:

Accrued and unpaid dividends on Preferred Shares:

Aggregate purchase price for Repurchased Preferred Shares:

[To be included for private issuers who are repurchasing some or all of the Warrant Shares: Terms of the Repurchase of the Warrant Shares:

Number of Warrant Shares purchased by the
Company:

Share certificate (representing the Warrant Shares
previously issued to the Investor at the Closing):

Per share Liquidation Amount of Warrant Shares:

Accrued and unpaid dividends on Warrant Shares;

Aggregate purchase price for Repurchased Warrant
Shares:

[To be included for issuers who are repurchasing less than all of the Warrant Shares: Difference between the Warrant Shares and the Repurchased Warrant Shares:] ]

Investor wire information for payment of purchase price:	ABA Number:
Bank:
Account Name:
Account Number:
Beneficiary: